Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Sets Records for Revenue, Gross Profit and Operating Cash Flow for Second Quarter of Fiscal 2020

Miami, FL – February 10, 2020 – EVI Industries, Inc. (NYSE American: EVI) announced today results for the six- and three-month periods ended December 31, 2019, including records in revenue, gross profit, and operating cash flows. The Company’s operating performance reflects the results of the Company’s continued execution of its long-term focused buy-and-build growth strategy and organic growth, as further described below.

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call and business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

Financial Performance

(compared to the same period of the prior fiscal year)

Three-Month Results

▪	Revenue increased 10% to a record $67 million,
▪	Gross profit increased 3% to a record $14.1 million,
▪	Gross margin decreased 140 basis points to 21%,
▪	Operating income decreased from $2.1 million to $0.81 million,
▪	Net income decreased from $1.3 million to $0.3 million, and
▪	Adjusted EBITDA decreased from $3.2 million to $2.2 million.

Six Month Results

▪	Revenue increased 17% to a record $122 million,
▪	Gross profit increased 19% to a record $28 million,
▪	Gross margin increased 30 basis points to 23%,
▪	Operating income decreased from $3.5 million to $2.1 million,
▪	Net income decreased from $2.1 million to $0.84 million,
▪	Adjusted EBITDA decreased from $5.6 million to $4.7 million, and
▪	Operating cash flow was a record $9.6 million, an increase of $19.5 million in cash provided by operating activities.

Highlights to Acquisition Activity

Acquisitions

On August 1, 2019, the Company acquired substantially all of the assets of New York-based Commercial Laundry Products, Inc., Professional Laundry Systems of PA, Inc., and Professional Laundry Systems West, Inc. (collectively, “PLS”). The addition of PLS expands the Company’s geographic footprint and increases its market share in the Northeast. The results of operations of PLS subsequent to the August 1, 2019 closing date are reflected in the Company’s financial performance for the current periods.

Additionally, on December 16, 2019, the Company entered into a definitive agreement to acquire all of the outstanding shares of Sevierville, Tennessee-based Laundry Systems of Tennessee and certain affiliated entities (collectively “LST”), which distribute commercial, industrial, and vended laundry products and provide related installation and maintenance services to the new and replacement markets of the commercial laundry industry. The Company completed the LST acquisition on January 31, 2020; therefore, the results of operations of LST are not reflected in either of the current periods.

Earlier today, the Company announced that it entered into a definitive agreement to acquire Commercial Laundry Equipment Company Inc. (“CLE”), a Richmond, Virginia based distributor of on-premise and vended laundry products and a provider of related installation and maintenance services. CLE has a large customer base that is loyal to the knowledge, experience, and capabilities of its sales and service organization. Given that CLE serves customers in a geography where EVI already has three businesses operating with wide-ranging capabilities and with distinct product representations, the Company believes CLE’s customers will benefit from EVI’s regional capabilities and from all of the resources and benefits available through EVI to enhance the customer value proposition.

Henry M. Nahmad, Chairman and CEO of the Company, commented: “We take great pride in our Company’s reputation as a friendly, thoughtful, and disciplined buyer and builder of industrial distribution and service businesses. Our approach and our record have been instrumental in the number of new and attractive acquisition opportunities available to our Company. We continue to pursue these opportunities and remain focused on executing our long-term growth strategy.”

Highlights to Financial Performance

Impact of “Build” Investments

We believe that EVI’s operating model provides its business units and their entrepreneurial leaders the necessary autonomy to invest in achieving revenue and market share growth. To that end, the Company has invested, and continues to invest, in its acquired businesses with a focus on increasing revenue and market share. Such investments include, but are not limited to, increasing and improving their sales organizations, broadening their portfolio of products, and expanding service operations and capabilities. In connection with these efforts, the two-year compounded annual revenue growth rate for the four subsidiaries that the Company has owned for at least 24 months as of December 31, 2019 was 8.0%1.

Revenue

The increases in revenue for the six- and three-months periods ended December 31, 2019 were due to the results of operations of acquired businesses that were not consolidated into the Company’s financial statements for all or part of the prior year periods. Additionally, the increases in revenue reflect the effectiveness of certain sales growth strategies executed by the Company to increase market share in existing geographies and favorable trends and dynamics across the commercial laundry industry.

Gross Margin

The decrease in gross margin for the three-month period ended December 31, 2019 reflects the Company’s aggressive efforts to build market share by increasing the installed base of commercial laundry equipment the Company represents. The Company’s strategic goal is to build a larger and recurring customer base into which the Company may increasingly sell or lease complementary equipment, sell additional products and enter into contracted service relationships, all of which may generate higher gross margins.

Operating Income and Adjusted EBITDA

Operating income and Adjusted EBITDA reflect the Company’s continued investment in its acquired businesses as part of its long-term growth strategy, which includes increased expenses related to recruiting, training, and deploying sales and service professionals, and efforts to cultivate future leaders of our businesses. The Company also strives to develop and establish best operating practices across its acquired businesses through consistent collaboration between its leadership teams. Operating results also reflect increased investment aimed to modernize its acquired businesses through the implementation of advanced technologies from which the Company may achieve operating efficiencies. Additionally, operating expenses have increased due to the Company’s growth, including increased public company and related expenses, and continued investment in the pursuit of various acquisition and strategic opportunities. EVI believes these investments and initiatives will have a positive impact on the Company’s ability to achieve its long-term growth goals.

Balance Sheet and Operating Cash Flows

During the six-months ended December 31, 2019, the Company generated a record $9.6 million in operating cash flows reflecting a $19.5 million improvement over the same period of the prior fiscal year. This improvement resulted in a 19% decrease in net debt from $36 million at June 30, 2019 to $29 million at December 31, 2019.

Henry M. Nahmad, Chairman and CEO commented: “Our results are a favorable indication that the investments we are making in our acquired businesses are yielding attractive organic revenue growth and this quarter in particular reflects our increased focused on market share growth in existing geographies. We intend to continue making such investments and collaborating with our loyal and long-term focused supplier partners, while pursuing operating efficiencies through the consolidation of regional operations, the establishment of best operating practices, and the implementation of advanced technologies. We believe that the combination of revenue growth and an increasingly modern and efficient operation will lead to the achievement of a high-level of operating leverage across our Company over the long-term.”

Footnote

1 Given the nature of the Company’s business, as more thoroughly described in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, it is important to note that the timing of revenue recognition related to the sale and installation of industrial, on-premise, and vended laundry products are occasionally impacted by delays related to installation schedules. Accordingly, the Company believes that the compounded annual revenue growth rate formula set forth above best captures the Company’s revenue growth rate trend. Also, and as previously discussed, under the accounting standards for revenue recognition adopted by the Company on July 1, 2018, gross profit on delivered but uninstalled equipment sold under longer-term contracts is deferred and recognized as installation is completed instead of upon the shipment of equipment.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans, risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities where or when expected, or at all, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, risks related to organic growth initiatives, risks related to market share growth strategies, including that they may not result in the benefits anticipated, risks that investments, initiatives and expenses, including, without limitation, investments in acquired businesses and modernization initiatives, may not result in the benefits anticipated, including long-term growth, risks related to revenue recognition and the timing thereof, including that delays in installation or other factors may result in revenue expected to be recognized in future periods to not be recognized when or to the extent anticipated, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019. Many of these risks and factors are beyond EVI’s control. In addition, the contemplated acquisition of CLE described herein is subject to certain closing conditions, and there is no assurance that such acquisition will be consummated. Further, past performance of EVI and its acquired businesses and trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18

Revenues	$122,338	$104,216	$66,657	$60,841
Cost of Sales	94,429	80,817	52,582	47,164
Gross Profit	27,909	23,399	14,075	13,677
SG&A	25,823	19,865	13,270	11,575
Operating Income	2,086	3,534	805	2,102
Interest Expense, net	855	539	433	374
Income before Income Taxes	1,231	2,995	372	1,728
Provision for Income Taxes	388	934	109	463
Net Income	$843	$2,061	$263	$1,265

Net Income per Share
Basic	$0.07	$0.17	$0.02	$0.10
Diluted	$0.06	$0.16	$0.02	$0.10

Weighted Average Shares Outstanding
Basic	11,787	11,364	11,797	11,492
Diluted	12,208	11,870	12,199	11,966

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	12/31/19	06/30/19
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,924	$5,038
Accounts receivable, net	23,436	30,557
Inventories, net	29,400	26,445
Vendor deposits	103	403
Contract assets	1,483	2,487
Other current assets	3,948	2,938
Total current assets	64,294	67,868
Equipment and improvements, net	7,181	5,865
Operating lease assets	5,727	—
Intangible assets, net	21,808	22,351
Goodwill	55,529	54,501
Other assets	3,862	3,900
Total assets	$158,401	$154,485

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$15,612	$17,508
Accrued employee expenses	5,200	5,187
Customer deposits	8,971	7,163
Contract liabilities	1,755	854
Current portion of operating lease liabilities	1,621	—
Total current liabilities	33,159	30,712
Deferred tax liabilities, net	2,044	1,708
Long-term operating lease liabilities	4,136	—
Long-term debt, net	34,791	40,563
Total liabilities	74,130	72,983

Common stock related to acquiree's Employee Stock Ownership Plan ("ESOP")	—	4,240

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	297	296
Additional paid-in capital	75,244	73,010
Retained earnings	10,478	9,635
Treasury stock	(1,748)	(1,439)
Common stock related to acquiree's ESOP	—	(4,240)
Total shareholders' equity	84,271	77,262
Total liabilities and shareholders' equity	$158,401	$154,485

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the six months ended
	12/31/19	12/31/18
Operating activities:
Net income	$843	$2,061
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,730	1,255
Amortization of debt discount	28	68
Provision for bad debt expense	101	104
Non-cash lease expense	30	—
Share-based compensation	915	838
Inventory reserve	94	91
Provision for deferred income taxes	336	131
(Increase) decrease in operating assets:
Accounts receivable	7,209	(10,985)
Inventories	(2,270)	(3,347)
Vendor deposits	300	(237)
Contract assets	1,004	963
Other assets	(971)	(1,492)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(2,412)	2,402
Accrued employee expenses	(38)	(907)
Customer deposits	1,808	(3,357)
Contract liabilities	901	2,557
Net cash provided (used) by operating activities	9,608	(9,855)

Investing activities:
Capital expenditures	(2,165)	(1,200)
Cash paid for acquisitions, net of cash acquired	(474)	(7,231)
Net cash used by investing activities	(2,639)	(8,431)

Financing activities:
Proceeds from borrowings	4,000	99,963
Debt repayments	(9,800)	(72,235)
Payment of debt issuance costs	—	(263)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(309)	(359)
Issuances of common stock under employee stock purchase plan	26	23
Net cash (used) provided by financing activities	(6,083)	27,129
Net increase in cash and cash equivalents	886	8,843
Cash and cash equivalents at beginning of period	5,038	1,330
Cash and cash equivalents at end of period	$5,924	$10,173

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the six months ended
	12/31/19	12/31/18
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$870	$387
Cash paid during the period for income taxes	$136	$1,117

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$1,294	$14,633
Dividends payable	$—	$1,619

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands) (Unaudited)

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18

Net Income	$843	$2,061	$263	$1,265
Provision for Income Taxes	388	934	109	463
Interest Expense	855	539	433	374
Depreciation and Amortization	1,730	1,255	919	722
Amortization of Share-based Compensation	915	838	462	424
Adjusted EBITDA	$4,731	$5,627	$2,186	$3,248